EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 [Registration No. 333-35539, No. 333-70213 and No. 333-83842] and Form S-3 [Registration No. 333-01085] of Checkpoint Systems, Inc.and its subsidiaries of our report dated March 13, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Philadelphia, PA
March 27, 2003